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                                                                   Exhibit 10.40

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of August 23, 2005 by and among U.S. HELICOPTER CORPORATION, a Delaware corporation (the "Company") and the Buyers listed on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers").

                                   WITNESSETH:

     WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase Two Hundred Twenty Thousand Dollars ($220,000) of secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), which shall be funded within five (5) business days hereof (the "Closing"), for a total purchase price of Two Hundred Twenty Thousand Dollars ($220,000) (the "Purchase Price") in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the "Subscription Amount"); and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

     WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") of even date herewith.

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the "Irrevocable Transfer Agent Instructions").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Security Agreement, which amends and restates the Security Agreement dated August 4, 2004 (the "Amended and Restated Security Agreement") pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Collateral (as this term is defined in the Amended and Restated Security Agreement) to secure Company's obligations under this Agreement, the Convertible Debenture, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, or any other obligations of the Company to the Investor.
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     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

     1.   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

          (a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at the Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "David Gonzalez, Esq., as Escrow Agent for U.S. Helicopter Corporation/Cornell Capital Partners, LP", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith.

          (b) Closing Date. The Closing of the purchase and sale of the Convertible Debentures shall take place on or before the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "Closing Date"). The Closing shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

          (c) Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer(s) and pending the Closing, the aggregate proceeds of the sale of the Convertible Debentures to Buyer(s) pursuant hereto shall be deposited in a non-interest bearing escrow account with David Gonzalez, Esq., as escrow agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s), minus a structuring fee of Ten Thousand Dollars ($10,000) to the Buyer pursuant to Section 4 hereof and the Twenty Thousand Dollar ($20,000) commitment fee referenced in Section 4 hereof, both of which shall be paid directly from the gross proceeds of the Closing held in escrow, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer's name on Schedule I, duly executed on behalf of the Company.

     2.   BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants, severally and not jointly, that:

          (a) Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; and has no present or contemplated agreement, undertaking,


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arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement (the "Registration Statement") covering such Conversion Shares or an available exemption under the 1933 Act.

          (b) Accredited Investor Status. Each Buyer is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          (c) Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

          (d) Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk and each Buyer has the financial wherewithal to lose its entire investment and understands that it could lose its entire investment. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

          (e) No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares. Each Buyer understands and acknowledges that the Company has undertaken and will undertake no efforts to comply with any laws of any jurisdiction outside the United States relating to the insurance and sale of its securities except as may be provided herein.

          (f) Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are


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not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares. Additionally, each Buyer understands that the securities of the Company are not listed on any Stock Exchange in the United States, Canada or elsewhere; that there is currently no market through which the Committee Debenture and/or the Conversion Shares may be traded and as such market is expected to develop.

          (g) Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the 1933 Act, or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act.


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          (h) Authorization, Enforcement. This Agreement and all related agreements are within Buyer's corporate power and have been duly and validly authorized, executed and delivered on behalf of such Buyer and each is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. All necessary corporate action has been taken with respect to the Buyer to authorize and approve this Agreement and all the related agreements, and Buyer is under no obligation to obtain any approval, consent, or other action from any third party in order for Buyer to consummate the transaction contemplated hereby.

          (i) Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Amended and Restated Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, and the Irrevocable Transfer Agent Instructions; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus. Buyer acknowledges and agrees that the Company's representations and warranties are limited to exclusively those expressly stated in this Agreement and exclude any and all statements made in any other business plan, prospectus, projections, memorandum or other document or in any oral communication.

          (j) Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and is in good standing in its jurisdiction of formation and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

          (k) No Legal Advice From the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

          (l) No Buyer makes any representation or warranty regarding the Company's ability to successfully become a public company or to have any registration statement filed by the Company pursuant to the Registration Rights Agreement or otherwise declared effective by the SEC. The Company has the sole obligation to make any and all such filings as may be necessary to become a public company and to have any registration statement declared effective by the SEC.


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     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Buyers that, except as set forth in the Disclosure Schedule attached as Exhibit "A" hereto:

          (a) Organization and Qualification. The Company and its subsidiaries (if any) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company will within 30 days after the Closing become duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, promptly after the Closing and except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Amended and Restated Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions, and any related agreements, and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Amended and Restated Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions (as defined herein) and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Amended and Restated Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements have been duly executed and delivered by the Company,
(iv) this Agreement, the Amended and Restated Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The authorized officer of the Company executing this Agreement, the Amended and Restated Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company's other obligations under such documents.

          (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of stock, of which (i) 95,000,000 shares are designated as Common Stock, of which 24,545,723 shares are outstanding, and (ii) 5,000,0000 shares are


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designated as Preferred Stock of which 316,000 shares of Series A Preferred
Stock are outstanding shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the Disclosure Schedule no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Disclosure Schedule and immediately preceding the Closing, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

          (d) Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures the Conversion Shares will be duly issued, fully paid and nonassessable.

          (e) No Conflicts. Except as disclosed in the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Amended and Restated Security Agreement, the Investors Registration Rights Agreement, the Escrow Agreement and the Irrevocable Transfer Agent Instructions by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) material conflict with or constitute a materially default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the Disclosure Schedule, neither the Company nor its subsidiaries is in


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violation of any term of or in default under its Certificate of Incorporation or
By-laws or their organizational charter or by-laws, respectively, or material violation of any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in material violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in the Disclosure Schedule, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

          (f) Financial Statements. The Company has supplied the Buyer with the Company's unaudited balance sheet as of June 30, 2005 and unaudited income statement for the six (6) month period through and including June 30, 2005 (the "Financial Statements"). The Financial Statements are accompanied by a letter from the Company's Chief Executive Officer or Treasurer confirming that the Financial Statements are true, correct, and complete to the best of his knowledge. The Financial Statements are subject to adjustments, footnote disclosure, and the like consistent with year-end audit procedures.

          (g) Absence of Litigation. Except as disclosed in the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the Disclosure Schedule, have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (h) Acknowledgment Regarding Buyer's Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.


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          (i) No General Solicitation. Neither the Company, nor any of its
affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

          (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the 1933 Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

          (k) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

          (l) Intellectual Property Rights. The Company and its subsidiaries own or possess or are currently seeking to develop adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

          (m) Environmental Laws. The Company is, to the best of management's knowledge, (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in material compliance with all terms and conditions of any such permit, license or approval.

          (n) Title. Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

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          (o) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonably prudent and customary in the business in which the Company is engaged. The Company has neither been refused any insurance coverage sought or applied for nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

          (p) Regulatory Permits. The Company possesses or is in the process of applying for all material certificates, authorizations and permits issued or to be issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation, modification or denial of any such certificate, authorization or permit.

          (q) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) No Material Adverse Breaches, etc. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

          (s) Tax Status. Except as set forth in the Disclosure Schedule, the Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (t) Certain Transactions. Except as set forth in the Disclosure Schedule, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (u) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

          (v) The Company acknowledges that the Buyer is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Convertible Debentures. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyer would not enter into this Agreement.

     4.   COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States in all states in which the manual exemption is applicable plus up to ten (10) additional states as designated by the Buyer, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

          (c) Reporting Status. Commencing on the effectiveness of the registration statement filed with the SEC pursuant to the Investor Registration Rights Agreement and until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all except 10% of the Conversion Shares and (B) $100,000 principal amount of the Convertible Debentures issued under this Agreement or the Convertible Debentures issued under the Securities Purchase Agreement dated August 4, 2004 are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

          (e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares of the Company shall call and hold a special meeting of the shareholders within sixty
(60) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

          (f) Listings or Quotation. The Company shall, concurrently with the effectiveness of the registration statement filed with the SEC pursuant to the Investor Registration Rights Agreement dated August 4, 2004, use its best efforts to secure the listing or quotation of its Common Stock (including, without limitation, the Conversion Shares) upon a national securities exchange, automated quotation system or the Over-The-Counter Bulletin Board ("OTCBB") maintained by the National Association of Securities Dealers, Inc. The Company shall maintain the listing or quotation of the Common Stock for so long as the Investor is the beneficial owner of any Common Stock or Conversion Shares (whether obtained or to be obtained under this Agreement), the Convertible Debentures or any other agreement between the Company and the Buyer equivalent to $100,000 principal amount of the Buyer's original purchase of the Convertible Debentures. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the OTCBB.

          (g) Fees and Expenses. Except as set forth below, each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Escrow Agreement, the Investor Registration Rights Agreement, the Amended and Restated Security Agreement and the Irrevocable Transfer Agent Instructions. The Buyer(s) shall be entitled to a commitment fee of Twenty Thousand Dollars ($20,000) paid directly from the gross proceeds held in escrow.

     The Company shall pay to the Buyer a one-time structuring fee of Ten Thousand Dollars ($10,000) (the "Structuring Fee") in connection with this transaction, which shall be paid directly from the gross proceeds of the First Closing. The structuring fee shall be deemed fully earned on the date hereof.

          (h) Corporate Existence. So long as at least $100,000 principal amount of the Convertible Debentures issued under this Agreement or the Convertible Debentures issued under the Securities Purchase Agreement dated August 4, 2004 remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, an "Organizational Change") unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer not to be unreasonably withheld. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

          (i) Transactions With Affiliates. So long as at least $100,000 principal amount Convertible Debentures issued under this Agreement or the Convertible Debentures issued under the Securities Purchase Agreement dated August 4, 2004 are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or
(iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

          (j) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall promptly appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

          (k) Restriction on Issuance of the Capital Stock. So long as at least $100,000 principal amount Convertible Debentures issued under this Agreement or the Convertible Debentures issued under the Securities Purchase Agreement dated August 4, 2004 are outstanding, the Company shall not, without the prior written consent of the Buyer(s) not to be unreasonably withheld, issue or sell shares of Common Stock or Preferred Stock (i) without consideration or for a consideration per share less than the Bid Price of the Common Stock determined immediately prior to its issuance, (ii) any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price value determined immediately prior to it's issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company (provided that the Company may enter into security agreements with a third party (the "Third Party") relating to the purchase, lease, and/or financing of equipment and the Buyer will subordinate the priority of Buyer's lien as a secured party to the lien such Third Party specific to the equipment so purchased, leased and/or financed), or (iv) file any registration statement on Form S-8, except to register securities to be issued under the Company's 2004 Stock Incentive Plan. So long as at least $100,000 principal amount of the Convertible Debentures issued under this Agreement or the Convertible Debentures issued under the Securities Purchase Agreement dated August 4, 2004 remain outstanding, the Company covenants that it shall not make any amendments, modifications or other changes to the 2004 Stock Incentive Plan as in existence on the date hereof, including, without limitation, increasing the number of shares of capital stock available for issuance thereunder.

          (l) Financial and Accounting. Prior to the effective of the Company's registration statement on Form SB-2, the Company will have instituted and will be employing and maintaining customary internal accounting controls and methods in its business operations sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation or financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (m) Use of Proceeds. The Company covenants to the Investor that the net proceeds to be received by the Company in this transaction shall be used for general corporate and working capital purposes.

          (n) Deferral of Compensation. The Company covenants and agrees that it shall (i) not declare or pay bonuses and (ii) defer forty percent (40%) of the base salary of Chief Executive Officer and Chief Marketing Officer, as detailed in the Board Consent dated July 19, 2004, until sixty days after the effectiveness of the Registration Statement filed with the SEC pursuant to the Registration Rights Agreement dated August 4, 2004. The Company covenants and agrees that it shall (i) not declare or pay bonuses and (ii) defer twenty percent (20%) of the base salary of Chief Financial Officer, as detailed in the Board Consent dated July 19, 2004, until sixty days after the effectiveness of the Registration Statement filed with the SEC pursuant to the Registration Rights Agreement dated August 4, 2004. The Company shall obtain letters confirming such deferral from the officers specified above.

     5.   TRANSFER AGENT INSTRUCTIONS.

     The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing David Gonzalez, Esq. as its agent for purpose of having certificates issued, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debentures as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures, for interest owed pursuant to the Convertible Debenture, and for any and all Liquidated Damages (as this term is defined in the Investor Registration Rights Agreement). David Gonzalez, Esq. shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. As long as the Buyer owns at least $100,000 principal amount of the Convertible Debentures issued under this Agreement or the Convertible Debentures issued under the Securities Purchase Agreement dated August 4, 2004 the Company shall not change its transfer agent without the express written consent of the Buyer(s), not to be unreasonably withheld. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer(s) provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer(s) of any of the Conversion Shares is not required under the 1933 Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELLER.

     The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a) Each Buyer shall have executed this Agreement, the Amended and Restated Security Agreement, the Escrow Agreement and the Investor Registration Rights Agreement and the Irrevocable Transfer Agent Instructions and delivered the same to the Company.

          (b) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

     7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer(s) at any time in its sole discretion:

          (a) The Company shall have executed this Agreement, the Amended and Restated Security Agreement, the Convertible Debenture, the Escrow Agreement, the Irrevocable Transfer Instructions and the Investor Registration Rights Agreement, and delivered the same to the Buyer(s).

          (b) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and an update as of the Closing Date regarding the representation contained in
Section 3(c) above.

          (c) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

          (d) The Buyer(s) shall have received an opinion of counsel in a form satisfactory to the Buyer(s).

          (e) The Company shall have provided to the Buyer(s) a certificate of good standing from the Secretary of State of Delaware.

          (f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

          (g) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent been engaged.

     8. INDEMNIFICATION.

          (a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. This indemnification shall not apply to any Indemnified Liabilities arising out of the willful or reckless actions or inactions of any Buyer Indemnitee.

          (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. This indemnification shall not apply to any Indemnified Liabilities arising out of the willful or reckless actions or inactions of any Company Indemnitee.

     9. GOVERNING LAW: MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally;
(ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:          U.S. Helicopter Corporation
                                Downtown Manhattan Heliport
                                Pier 6, East River
                                New York, NY 10004
                                Attention: John G. Murphy
                                Telephone: (212) 248-2002
                                Facsimile: (212) 248-0940

With a copy to:                 Gallagher, Briody & Butler
                                Princeton Forrestal Village
                                155 Village Blvd., Suite 201
                                Princeton, NJ 08540
                                Attention: Thomas P. Gallagher, Esq.
                                Telephone: (609) 452-6000
                                Facsimile: (609) 452-0090

If to the Transfer Agent, to:   StockTrans, Inc.
                                7 E Lancaster Avenue
                                Ardmore, PA 19003
                                Telephone: 610-649-7300
                                Facsimile: 610-649-7302

     If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i) Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

          (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (l) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

          (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    [REMAINDER PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:
                                        U.S. HELICOPTER CORPORATION


                                        By: /s/ John G. Murphy
                                            ------------------------------------
                                        Name: John G. Murphy
                                        Title: President & CEO


                                        THE BUYER'S(S') SIGNATURES ARE CONTAINED
                                        ON SCHEDULE I HERETO

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE

a. Organization and Qualification: None.

b. Authorization, Enforcement, Compliance with Other Instruments: None.

c. Capitalization:

     1. Options: The Company has adopted a 2004 Stock Incentive Plan and has reserved the right to issue and sell up to 3,700,000 million shares of common stock under such plan. To date, the Company has authorized the following options, all of which are exercisable at $0.50 per share:

Name               Options
----               -------
George Mehm        231,000
Dean Borgman       300,000
Terence Dennison   211,000
Sandy Goldstein     70,000
John Galligan       70,000

     2. Warrants: The Company conducted a private placement (the "Private Placement") from November through December, 2004 wherein the Company issued warrants to 20 purchasers to purchase a total of 126,400 shares of the Company's common stock which are exercisable upon conversion of the Series A Preferred Stock issued to subscribers in the Private Placement. A total of 63,200 warrants have exercise prices of 125% of the conversion price of the Series A Preferred Stock, and the remaining 63,200 warrants an exercise price of 150% of the conversion price of the Series A Preferred Stock. The 126,400 warrants issued in connection with the Private Placement constitute all warrants issued by the Company to date.

          Preferred Stock: Shares of the Company's Series A Preferred Stock issued in the Private Placement are convertible into the Company's common stock at an exercise price equal to 80% of the average closing bid price of the Company's common stock on the OTC-BB for the 20 trading days immediately preceding the day upon which the Company receives a notice of conversion from the Preferred Stockholder. In the event that the Company's shares are not traded on the OTC-BB, the conversion price shall be equal to 80% of the average bid price of the Company's common stock posted in the Pink Sheets for the 20 trading days immediately preceding the day upon which the Company receives a conversion notice from the Preferred Stockholder. In the event that the Company's shares are not traded on the OTC-BB or on the Pink Sheets, the conversion price shall be equal to 80% of the fair market value of the Company's common stock on


                                  SCHEDULE I-1
     the date upon which the Company receives the notice of conversion from the Preferred Stockholder.

     3. Rights Convertible Into Common Stock: The Buyer holds an Amended and Restated Secured Debenture (the "Convertible Debenture") dated April 8, 2005 in the principal amount of $1,335,424, of which up to 10% may be converted into shares of the Company's common stock at a price of $0.20 per share. Upon the occurrence of an Event of Default, as defined in the Convertible Debenture, the Buyer may convert all sums due and owing under the Convertible Debenture without regard to the aforementioned 10% limitation.

     4. Understandings/Arrangements for which the Company is Bound to Issue Common Stock: The Company and the Buyer are parties to an Amended and Restated Standby Equity Distribution Agreement dated April 8, 2005 (the "SEDA"). Pursuant to the SEDA, the Company may, at its discretion, periodically sell to the Buyer shares of common stock for a total purchase price of up to $11.0 million.

     5. Outstanding Debt Securities: See the description of the Convertible Debenture (#3 above).

     6. Agreements to Register the Sale of the Company's Securities:

          A. Convertible Debenture: The Company has agreed to register the shares of common stock issuable upon conversion of the Convertible Debenture (see #3 above) pursuant to an Investor Registration Rights Agreement dated August 4, 2004. The Company filed a registration statement with the SEC on April 22, 2005 (together with its subsequent amendments, the "First Registration Statement") which includes the registration of up to 7,344,830 shares issuable upon conversion of the Convertible Debenture. The First Registration Statement was subsequently amended on June 27, 2005, July 21, 2005 and August 17, 2005.

          B. SEDA: The Company has agreed to register the shares of common stock issuable pursuant to the SEDA (see #4 above) pursuant to a Registration Rights Agreement dated August 4, 2004. The Company intends to file a registration statement (the "Second Registration Statement") for the resale of these shares by the Buyer after the effectiveness of the First Registration Statement. The Company has also issued a total of 2,472,527 shares originally issued to the Buyer as a commitment fee pursuant to the SEDA. Of the 2,472,527 shares originally issued to the Buyer for payment of such commitment fee, the Buyer subsequently transferred a total of 494,505 shares to Amir Elbaz, and a total of 247,253 shares to Troy Rillo. All 2,472,527 shares originally issued to the Buyer as a commitment fee under the SEDA are included in the First Registration Statement.

          C. 3B Group, Inc.: The Company has agreed to register 773,196 shares held by 3B Group, Inc. received in consideration of its efforts in assisting the

          Company to raise capital and to induce the Buyer to make an investment in the Company. These shares are included in the First Registration Statement.

          D. Newbridge Securities Corporation: The Company has agreed to register $10,000 worth of common stock to be issued to Newbridge in consideration of its acting as placement agent for the Company's transaction with the Buyer in August, 2004, with the number of shares to be determined on the first day which the Company's shares are publicly traded. The Company anticipates including such shares in the Second Registration Statement.

          E. Private Placement Investors: The Company has agreed to register the common stock issuable upon conversion of the Series A Preferred Stock and the warrants acquired by investors in the Private Placement (see #2 above). The Company anticipates including such shares in the Second Registration Statement.

          F. North Coast Securities Corporation Warrants: The Company has agreed to register the common stock issuable upon conversion of certain warrants issued to North Coast Securities Corporation to purchase a total of 279,600 shares, of which 250,000 warrants were issued for services rendered pursuant to a Financial Advisory and Investment Banking Agreement, and 29,600 warrants were issued as partial consideration for North Coast acting as placement agent for the Private Placement. The Company anticipates including such shares in the Second Registration Statement.

     7. Outstanding Registration Statements: The Company filed the First Registration Statement on April 22, 2005 (see #6(a) above), which was amended on June 27, 2005, July 21, 2005 and August 17, 2005. The Company has responded to all comment letters to date received from the SEC with respect to the First Registration Statement; such comment letters have been provided to the Buyer.

d. Issuance of Securities: None.

e. No Conflicts: None.

f. Financial Statements: None.

g. Absence of Litigation: None.

h. Acknowledgement Regarding Buyer's Purchase of the Convertible Debentures:
None.

i. No General Solicitation: None.

j. No Integrated Offering: None.

k. Employee Relations: None.

l. Intellectual Property Rights: The Company is aware that third parties are using the words, or variations on, "U.S." and "Helicopter". None are known to the Company to be using such words in the same style or format as the Company. The Company may conduct its business in the future under a trade name other than "U.S. Helicopter".

m. Environmental Laws: None.

n. Title: None.

o. Insurance: None.

p. Regulatory Permits: None.

q. Internal Accounting Controls: None.

r. No Material Adverse Breaches, etc.: None.

s. Tax Status: None.

t. Certain Transactions: See disclosures set forth in the schedules to the August 4, 2004 Securities Purchase Agreement (the "8/4/04 SPA") between the Company and the Buyer. In addition:

     1. The Company has a letter of employment with Terence O. Dennison (Chief Operating Officer; Base Salary of $90,000; 211,000 options; bonus eligibility same as in 8/4/04 SPA's disclosures).

     2. Stock options issued (see c(1) above).

u. Fees and Rights of First Refusal: None.

v. None.

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                    ADDRESS/FACSIMILE
            NAME                        SIGNATURE                    NUMBER OF BUYER          AMOUNT OF SUBSCRIPTION
----------------------------   ---------------------------   ------------------------------   ----------------------
Cornell Capital Partners, LP   By: Yorkville Advisors, LLC   101 Hudson Street - Suite 3700          $220,000
                               Its: General Partner          Jersey City, NJ 07303
                                                             Facsimile: (201) 985-8266


                               By: /s/ Mark A. Angelo        With a copy to:
                                   -----------------------   Cornell Capital Partners, LP
                               Name: Mark A. Angelo          101 Hudson Street, Suite 3700
                               Its: Portfolio Manager        Jersey City, NJ 07303
                                                             Attention: Troy J. Rillo, Esq.
                                                             Facsimile: (201) 985-8266